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                                  EXHIBIT - 21


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SUBSIDIARIES OF REGISTRANT                                                STATE OF INCORPORATION
--------------------------                                                ----------------------
North Fork Bank                                                                  New York
Superior Savings of New England                                                  Connecticut
Compass Investment Services Corp                                                 New York
Amivest Corporation                                                              Delaware
North Fork Capital Trust I                                                       New York
North Fork Capital Trust II                                                      New York

SUBSIDIARIES OF NORTH FORK BANK
NFB Properties, Inc.                                                             New York
Home Fed Realty Corporation                                                      Delaware
NFB Funding Inc.                                                                 New Jersey
First Settlers Corporation                                                       New York
NFB Development Corp                                                             New York
Cutchco Corp                                                                     New York
Clare Elm Corp                                                                   New York
Compass Food Service Corp                                                        New York
NBALI Services Corp                                                              New York
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